                                                                    EXHIBIT 99.1

                          [PAPER WAREHOUSE, INC. LOGO]

                     RIGHTS OFFERING OF 1,500,000 SHARES OF
                         COMMON STOCK AT $1.25 PER SHARE

--------------------------------------------------------------------------------
      THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                 ,             , 2000, UNLESS WE EXTEND IT.
--------------------------------------------------------------------------------

                            INSTRUCTIONS AS TO USE OF
                              PAPER WAREHOUSE, INC.
                               RIGHTS CERTIFICATES

                    CONSULT WELLS FARGO BANK MINNESOTA, N.A.,
                     YOUR BANK OR BROKER WITH ANY QUESTIONS.


         The following instructions relate to a rights offering by Paper Warehouse, Inc., a Minnesota corporation, to the holders of our common stock, par value $.01 per share, as described in our prospectus dated August 31, 2000. We are distributing rights to purchase additional shares of our common stock for a price of $1.25 per share to all of our shareholders of record on September 15, 2000. Holders of record on September 15, 2000 will receive 0.323 rights for each share of common stock held on that date. Each whole right entitles you to purchase one share of our common stock for $1.25 per share.

         We will not issue fractional rights or fractional shares. If the number of shares of common stock you held on the record date would result in your receipt of fractional rights, the number of rights issued to you is being rounded down to the nearest whole right. As a result, our shareholders of record that hold fewer than four shares on September 15, 2000 will not receive any rights.

         The rights  offering will expire at 5:00 p.m.,  New York City time,
on           ,  2000,  unless extended.

         The number of rights to which you are entitled is printed on the face of your rights certificate. You should indicate your wishes with regard to the exercise of your rights by completing the appropriate form or forms on your rights certificate and returning the certificate to our subscription agent, Wells Fargo Bank Minnesota, N.A. in the envelope provided.

         IN ORDER TO EXERCISE YOUR RIGHTS, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, THE SUBSCRIPTION AGENT MUST HAVE RECEIVED FROM YOU
(1) YOUR RIGHTS CERTIFICATE, OR YOU MUST HAVE TIMELY COMPLIED WITH THE GUARANTEED DELIVERY REQUIREMENTS FOR YOUR RIGHTS CERTIFICATES, AND (2) PAYMENT OF THE FULL SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.       EXERCISE OF RIGHTS.

         EXERCISE OF RIGHTS. To exercise your rights, complete Section 1 on your rights certificate and send your properly completed and executed rights certificate, together with payment in full of the $1.25 subscription price for each share of common stock subscribed for upon exercise of your rights to the subscription agent.

         MANNER OF PAYMENT. Payment of the subscription price must be made in U.S. dollars for the full number of shares being subscribed for by:

          - certified or cashier's check drawn upon a U.S. bank, personal check or U.S. postal money order payable to "Wells Fargo Bank Minnesota, N.A., as Subscription Agent," or

          - wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Wells Fargo Bank Minnesota, N.A., ABA ROUTING 091000019, for Credit Account
               # 0001067899, PAPER WAREHOUSE, INC. RIGHTS OFFERING, Attn. Reorganization Department (800) 380-1372.

         ACCEPTANCE OF PAYMENTS. The subscription price will be deemed to have been received by the subscription agent only upon:

          -    the clearance of any uncertified check,

          - the receipt by the subscription agent of any certified or cashier's check drawn upon a U.S. bank or any U.S. postal money order, or

          - the receipt of good funds in the subscription agent's account designated above.

         IF YOU ARE PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF THE RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, U.S. POSTAL MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         NOTICE OF GUARANTEED DELIVERY PROCEDURES. Alternatively, you may cause the enclosed "Notice of Guaranteed Delivery" to be received by the subscription agent at or prior to the expiration date together with payment in full of the applicable subscription price. A Notice of Guaranteed Delivery must be properly signed and completed by both:

          -    the holder of a rights certificate, and

          - a commercial bank, trust company, securities broker or dealer, credit union, national securities exchange, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the subscription agent (each of the foregoing being an "eligible institution").

         Such Notice of Guaranteed Delivery must state:

          -    your name,

          -    the number of rights represented by your rights certificate,

          -    the number of rights being exercised, and

          - must guarantee the delivery to the subscription agent of your properly completed and executed rights certificates within three
               (3) Nasdaq Small Cap Market trading days following the date of the Notice of Guaranteed Delivery.

         If this procedure is followed, your rights certificate must be received by Wells Fargo Bank Minnesota, N.A. within three (3) Nasdaq Small Cap Market trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the subscription agent, at the address, or by calling the telephone number, indicated below.

         CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and telecopier numbers of the subscription agent, for inquiries, information or requests for additional documentation is as follows:

              IF BY MAIL:                       FACSIMILE TRANSMISSION             IF BY OVERNIGHT COURIER OR HAND
                                           (FOR ELIGIBLE INSTITUTIONS ONLY)                   DELIVERY:

    Wells Fargo Shareowner Services                 (651) 450-4163                 Wells Fargo Shareowner Services
       Reorganization Department                                                      Reorganization Department
    Wells Fargo Bank Minnesota, N.A.         CONFIRM RECEIPT OF FACSIMILE         Wells Fargo Bank Minnesota, N.A.
             P.O. Box 64858                          BY TELEPHONE:                   161 North Concord Exchange
        St. Paul, MN 55164-0858                                                       South St. Paul, MN 55075
                                                    (651) 450-4110

         PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you exercise less than all of the rights evidenced by your rights certificate by so indicating in Section 1 of your rights certificate, Wells Fargo Bank Minnesota, N.A. will issue to you a new rights certificate evidencing the unexercised rights. However, if you choose to have a new rights certificate sent to you, you may not receive the new rights certificate in sufficient time to permit you to exercise the rights evidenced thereby. If you have not indicated the number of rights being exercised, or if you have not forwarded full payment of the subscription price for the number of shares to be purchased according to the number of rights that you have indicated are being exercised, you will be deemed to have exercised the maximum number of your rights which may be exercised for the subscription price payment delivered by you.

2.       DELIVERY OF COMMON STOCK.

         As soon as practicable after the expiration date, Wells Fargo Bank Minnesota, N.A. will mail to each rights holder who validly exercises his or her rights stock certificates representing the shares purchased upon exercise of the rights, unless shares will be evidenced by uncertificated shares, in which case a book-entry will be made to the Rights holder.

3.       EXECUTION.

         EXECUTION BY REGISTERED HOLDER. The signature on the rights certificate must correspond with the name of the registered holder exactly as it appears on the face of the rights certificate without any alteration or change whatsoever. Persons who sign the rights certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by Wells Fargo Bank Minnesota,

N.A. in its sole and absolute discretion, must present to Wells Fargo Bank Minnesota, N.A. satisfactory evidence of their authority to so act.

         EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the rights certificate is executed by a person other than the holder named on the face of the rights certificate, proper evidence of authority of the person executing the rights certificate must accompany the same unless, for good cause, Wells Fargo Bank Minnesota, N.A. dispenses with proof of authority.

         SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions pursuant to
Section 4 of the rights certificate.

4.       METHOD OF DELIVERY.

         The method of delivery of rights certificates and payment of the subscription price to Wells Fargo Bank Minnesota, N.A. will be at the election and risk of the rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to Wells Fargo Bank Minnesota, N.A. and the clearance of any checks sent in payment of the subscription price prior to 5:00 p.m., New York City time, on the expiration date.